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                                  FORM 8-K/A-1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT  DECEMBER 1, 1997


                                       OR

            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


For the transition period from __________ to __________

Commission File No. 0-209


                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
             (Exact name of Registrant as specified in its charter)


       Virginia                                  54-0135270
     -----------                               -------------
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)              Identification No.)

                            Bassett, Virginia  24055
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (540) 629-6000
              (Registrant's telephone number, including area code)
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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFIED ACCOUNTANT

The new management team at Bassett Furniture Industries, since taking charge in August, has changed the Company's management focus and philosophy to more of a strategic focus and emphasis on return on assets employed. We believe that Arthur Andersen's "business risk" audit approach is directly aligned with our new philosophy and will provide this Company's management team with invaluable information towards managing the Company better and planning for the future. Therefore, Bassett Furniture Industries has decided to change its independent Certified Public Accountants from KPMG Peat Marwick (KPMG)to Arthur Andersen effective immediately. This decision was made on November 21, and KPMG Peat Marwick was notified on that date that we were changing auditors effective November 21, 1997. This decision was approved unanimously by the Board of Directors.

During the Company's most recent fiscal years ended November 30, 1996 and November 30, 1995, and the subsequent interim period through November 21, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit reports of KPMG on the consolidated financial statements of the Company for the fiscal years ended November 30, 1996 and November 30, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  none

(b)  none

(c) Exhibit 1 - Letter from KPMG Peat Marwick LLP regarding change in certified public accountants to be filed within 10 business days after the filing of this Form 8-K.
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                                  SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

/S/  DOUGLAS W. MILLER
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DOUGLAS W. MILLER, VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

DATE:  DECEMBER 10, 1997
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